                [John Hancock Life Insurance Company Letterhead]
                                                                  Exhibit 10 (a)

April 30, 2004

U.S. SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  John Hancock Variable Annuity Account U
     (File Nos. 333-63336 and 811-2143)


Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 3 under the Securities Act of 1933 (Post-Effective Amendment No. 39 under the Investment Company Act of 1940) of the Form N-4 Registration Statement of John Hancock Variable Annuity Account U as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as part of the Post-Effective Amendment to the Registrant's Registration Statement with the Commission.

                                                     Very truly yours,

                                                     /s/ ARNOLD R. BERGMAN
                                                     ---------------------------
                                                     Arnold R. Bergman
                                                     Senior Counsel